UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 21, 2011
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01  Entry into a Material Agreement.

As previously disclosed, during the fourth quarter of 2010, Supertel Hospitality, Inc. (“Supertel”) solicited bids from hotel management companies to manage its hotels.  On April 21, 2011, Supertel through its wholly owned subsidiaries, TRS Leasing, Inc., TRS Subsidiary LLC, SPPR TRS Subsidiary, LLC and SPPR-BMI TRS Subsidiary, LLC (collectively the “TRS Lessee”) entered into separate management agreements with Hospitality Management Advisors, Inc. (“HMA”), Strand Development Company LLC (“Strand”) and Kinseth Hotel Corporation (“Kinseth”) as eligible independent operators to manage 95 of Supertel’s hotels commencing June 1, 2011.  These hotels are currently managed by Royco Hotels, Inc.  HLC Hotels Inc. will continue to manage ten other Supertel hotels.

HMA will manage 25 Supertel hotels in Arkansas, Louisiana, Tennessee, Kentucky, Indiana, Virginia and Florida.  Strand will manage Supertel’s seven economy extended-stay hotels as well as 17 additional Supertel hotels located in Georgia, Delaware, Maryland, North Carolina, Pennsylvania, Tennessee, Virginia, and West Virginia.  Kinseth will manage 46 Supertel hotels in eight states primarily in the Midwest.

Hotel Management.  The hotel management agreements with HMA, Strand and Kinseth provide that the management companies have control of all operational aspects of the hotels, including employee-related matters.  The management companies must generally maintain each hotel under their management in good repair and condition and make routine maintenance, repairs and minor alterations.  Additionally, the management companies must operate the hotels in accordance with the national franchise agreements that cover the hotels, which includes, as applicable, using franchisor sales and reservation systems as well as abiding by franchisors’ marketing standards.  The management companies may not assign their management agreements without our consent.

The management agreements generally require TRS Lessee to fund debt service, working capital needs and capital expenditures and fund the management companies’ third-party operating expenses, except those expenses not related to the operation of the hotels.  TRS Lessee is responsible for obtaining and maintaining insurance policies with respect to the hotels.

Management Fee.  Each of HMA, Strand and Kinseth will receive a monthly management fee with respect to the hotels they manage equal to 3.5% of the gross hotel income and 2.25% of hotel net operating income (“NOI”).  NOI is equal to gross hotel income less operating expenses (exclusive of management fees, certain insurance premiums and employee bonuses, and personal and real property taxes).

Term and Termination.  Each of the management agreements expire on May 31, 2014 and will renew for additional terms of one year unless either party to the agreement gives the other party written notice of termination at least 90 days before the end of a term.

TRS Lessee may terminate a management agreement as follows:

•	as to one or more hotels, upon the failure within a 60 day period of both a Supertel and franchisor quality inspection if not remedied within 90 days;

•
with respect to a hotel, if the hotel fails to achieve performance as of the end of any fiscal year beginning with the fiscal year commencing January 1, 2012 of: (a) NOI of at least 80% of budgeted NOI for the hotel, subject to cure if NOI for the hotel is at least 85% of budgeted NOI for the subsequent three months, or (b) 90% of the benchmark for revenue per available room (RevPAR) for the hotel, subject to cure if RevPAR for the hotel is at least 95% of the benchmark RevPAR for the subsequent three months;

•
with respect to all hotels subject to a management agreement, if the hotels fails to achieve performance as of the end of a fiscal year, beginning with the fiscal year commencing January 1, 2012 of: (a) NOI of at least 80% of budgeted NOI for the hotels, subject to cure if NOI for the hotels is at least 85% of budgeted NOI for the subsequent three months, or (b) 90% of the benchmark RevPAR for the hotels, subject to cure if RevPAR for the hotels is at least 95% of the benchmark RevPAR for the subsequent three months;

•	with respect to one or more hotels upon sale or disposal of a hotel to any other person;

•
with respect to one or more hotels at any time without reason, and the payment to the management company of a termination fee equal to 50% of the fee paid to the management company with respect to the hotel during a number of months prior to the notice of termination equal to the lesser of 12 months or the number of months remaining of the term of the management agreement;

•
upon change of control of TRS Lessee or the management company, provided that in connection with a termination solely for a change of control of TRS Lessee, TRS Lessee pays the management company a termination fee equal to 50% of the fee paid to the management company during a number of months prior to the notice of termination equal to the lesser of 12 months or the number of months remaining of the term of the management agreement;

•
if tax laws change to allow a hotel REIT to self manage its properties and the payment to the management company of at termination fee equal to 50% of the fee paid to the management company during a number of months prior to the notice of termination equal to the lesser of 12 months or the number of months remaining of the term of the management agreement; and

•	in the event of a default by the management company that has not been cured within the applicable cure period, if any.

A management company may terminate a management agreement as follows:

•
upon the sale of four or more hotels in a 12-month period or 25% of the original portfolio of hotels subject to the management agreement, exclusive of any hotels for which TRS Lessee has offered a replacement hotel to the management company;

•	upon a change of control of TRS Lessee; and

•	in the event of a default by TRS Lessee that has not been cured within the applicable cure period, if any.

Defaults and Indemnity.  The following are events of default under the management agreements:

•	the failure of a management company to diligently and efficiently operate the hotels pursuant to the management agreement;

•	the failure of either party to pay amounts due to the other party pursuant to the management agreement;

•	certain bankruptcy, insolvency or receivership events with respect to either party;

•	the failure of either party to perform any of their obligations under the management agreement;

•	the loss of the franchise license for a hotel because of a management company;

•	failure by the management company to pay, when due, the accounts payable for the hotels for which the management company was previously reimbursed; and

•	any of the hotels receives a failure or its equivalent in any quality inspection report from a franchisor if the deficiencies are within the management company’s reasonable control.

With the exception of certain events of default as to which no cure period exists, if an event of default occurs and continues beyond the cure period set forth in the management agreements, the non-defaulting party has the option of terminating the agreement.

The management agreements each provide that each party to the agreement, subject to certain exceptions, indemnifies and holds harmless the other party against any liabilities stemming from certain negligent acts or omissions, breach of contract, willful misconduct or tortuous actions by the indemnifying party or any of its affiliates.

A form of the management agreement entered into with each of HMA, Strand and Kinseth is attached hereto and incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.
10.1	Form of Hotel Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: April 26, 2011	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Hotel Management Agreement